EXHIBIT 99.2

WALGREENS AND ALLIANCE BOOTS ANNOUNCE STRATEGIC, LONG-TERM

RELATIONSHIP WITH AMERISOURCEBERGEN

- Walgreens expands its existing relationship into 10-year agreement with

AmerisourceBergen for pharmaceutical distribution

- AmerisourceBergen to collaborate with Walgreens and Alliance Boots on global supply chain opportunities

- Walgreens and Alliance Boots together to have rights to acquire minority equity position in AmerisourceBergen

DEERFIELD, Ill – March 19, 2013 – Walgreen Co. (NYSE: WAG) (Nasdaq: WAG), the largest retail drugstore chain in the United States, and Alliance Boots GmbH, a leading international pharmacy-led health and beauty group, today announced that they have entered into an innovative long-term partnership with AmerisourceBergen, one of North America’s largest pharmaceutical services companies.

This relationship will enable Walgreens, Alliance Boots and AmerisourceBergen to benefit from greater scale and global opportunities and work together on programs to improve service levels and efficiencies, while reducing costs and increasing patient access to pharmaceuticals. Together these three companies will help address global health care challenges by making it easier for manufacturers to bring products to market; increasing accessibility to the benefits of global sourcing and best practices for community pharmacies; and providing patients with better access to health care. The collaboration will also generate opportunities to attract partners in new markets and prospects in existing markets around the globe.

“Today’s announcement marks another step forward in establishing an unprecedented and efficient global pharmacy-led, health and wellbeing network, and achieving our vision of becoming the first choice in health and daily living for everyone in America and beyond,” said Gregory Wasson, President and Chief Executive Officer of Walgreens. “We are excited to be expanding our existing relationship with AmerisourceBergen to a 10-year strategic long-term contract, representing another transformational step in the pharmaceutical supply chain. We believe this relationship will create a wide range of opportunities and innovations in the rapidly changing U.S. and global health care environment that we expect will benefit all of our stakeholders.”

“This agreement with AmerisourceBergen, which we consider to be the best-positioned pharmaceutical wholesaler in North America, is a promising development for Walgreens and Alliance Boots following the formation of our strategic partnership last year,” said Stefano Pessina, Executive Chairman of Alliance Boots. “We strongly believe that our new partnership with AmerisourceBergen will deliver long-term shareholder value by creating an unmatched network of companies that is well positioned to anticipate increasing market needs and expectations across the world. Together we will bring tailored solutions to business partners, including manufacturers and pharmacists, as well as to patients and consumers.”

“AmerisourceBergen is very excited to be joining in this unique global relationship with two of the undisputed leaders in health care,” said Steven Collis, President and Chief Executive Officer of AmerisourceBergen. “As we all recognize the imperatives of health reform not only here in the U.S. but also globally, we have entered into a unique opportunity to unlock value in the pharmaceutical supply chain by collaborating to leverage all of our proven strengths. This new relationship will significantly strengthen and grow our core business and increase our ability to deliver innovative solutions to our customers, and long-term benefits to all of our stakeholders. Importantly, these agreements not only expand our U.S. business, but also provide opportunities to meaningfully grow our specialty and manufacturer services businesses internationally.”

Today’s announcement specifically covers:

Branded and Generic Pharmaceutical Distribution Contract: Walgreens and AmerisourceBergen have agreed to expand their existing relationship beyond the specialty items currently distributed by AmerisourceBergen to a 10-year comprehensive primary distribution agreement for branded and generic pharmaceutical products. The agreement will result in the distribution by AmerisourceBergen of the branded pharmaceutical products that Walgreens has historically sourced from distributors and suppliers, effective Sept. 1, 2013. Over time, beginning in calendar year 2014, this increasingly will include generic pharmaceutical products that Walgreens historically has self-distributed. In addition, this agreement is expected to provide substantial operational benefits for Walgreens, including an enhanced supply chain with daily deliveries. The terms of the contract are market-based, and Walgreens expects modest accretion from the agreement for fiscal year 2014, excluding one-time transaction-related costs.

Global Supply Chain Opportunities: AmerisourceBergen will access generics and related pharmaceutical products through the recently established Walgreens and Alliance Boots joint venture, Walgreens Boots Alliance Development GmbH, a global platform that is designed to make it easier for manufacturers to bring products to market, improve access to pharmaceuticals for health care providers worldwide, and yield compelling new offerings to community pharmacies and others. Walgreens will benefit from AmerisourceBergen’s expertise in its specialty and manufacturer services businesses, as well as its wholesale distribution to health systems across the U.S. Alliance Boots strong international expertise in pharmaceutical wholesaling and distribution also opens avenues for collaboration on new projects and services.

Equity Position: To align interests and strengthen the long-term relationship, Walgreens and Alliance Boots together have been granted the right to purchase a minority equity position in AmerisourceBergen, beginning with the right, but not the obligation, to purchase up to 7 percent of the fully diluted equity of AmerisourceBergen in the open market, with associated board representation as described below. In addition, AmerisourceBergen has granted to Walgreens and Alliance Boots equity warrants exercisable for 16 percent in the aggregate of the fully diluted equity of AmerisourceBergen. The first tranche of warrants, representing 8 percent of the fully diluted equity of AmerisourceBergen, has a strike price of $51.50 and will be exercisable for a six-month period beginning in March 2016. The second tranche of warrants, also representing 8 percent of the fully diluted equity of AmerisourceBergen, has a strike price of $52.50 and will be exercisable for a six-month period beginning in March 2017. The warrants will be allocated equally among Walgreens and Alliance Boots. Walgreens and Alliance Boots have agreed to customary transfer restrictions on their equity stake, and have also agreed not to acquire additional equity of AmerisourceBergen under the terms of a standstill agreement, subject to the terms and conditions of such agreement, including certain pre-emption rights and permitted exceptions.

A Walgreens executive will be appointed to AmerisourceBergen’s board upon Walgreens and Alliance Boots together acquiring a 5 percent equity stake, and an Alliance Boots executive will be appointed upon exercise in full of the first warrants. These new board seats will add to AmerisourceBergen’s current nine-member board.

The equity investment by Walgreens and Alliance Boots is subject to the receipt of customary regulatory approvals.

Walgreens and Alliance Boots announced a strategic partnership in June 2012 to create the first global, pharmacy-led health and wellbeing enterprise. As part of the partnership, Walgreens has invested in a 45 percent equity ownership stake in Alliance Boots and has the option to proceed to a full combination by acquiring the remaining 55 percent of Alliance Boots in approximately two years’ time (both the initial investment and option exclude the Alliance Boots minority investment in Galenica).

Conference Call / Webcast

AmerisourceBergen will hold a conference call to discuss today’s announcement beginning at 7:30 a.m. Eastern time today, March 19, and has invited Greg Wasson of Walgreens and Stefano Pessina of Alliance Boots to be guests on its call. A link to the conference call will be available through Walgreens investor relations website at: http://investor.walgreens.com.

About Walgreens

As the nation’s largest drugstore chain with fiscal 2012 sales of $72 billion, Walgreens (www.walgreens.com) vision is to become the first choice for health and daily living for everyone in America and beyond. Each day, Walgreens provides more than 6 million customers the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice in communities across America. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along with respiratory services.

These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. The company operates 8,072 drugstores in all 50 states, the District of Columbia and Puerto Rico. Take Care Health Systems is a Walgreens subsidiary that is the largest and most comprehensive manager of worksite health and wellness centers and in-store convenient care clinics, with more than 700 locations throughout the country.

About Alliance Boots

Alliance Boots is a leading international, pharmacy-led health and beauty group delivering a range of products and services to customers. Working in close partnership with manufacturers and pharmacists, we are committed to improving health in the local communities we serve and helping our customers and patients to look and feel their best. Our focus is on growing our two core businesses: pharmacy-led health and beauty retailing and pharmaceutical wholesaling and distribution.

Alliance Boots has a presence in more than 25* countries and employs over 116,000* people. Alliance Boots has pharmacy-led health and beauty retail businesses in 11* countries and operates more than 3,330* health and beauty retail stores, of which just over 3,200* have a pharmacy. In addition, Alliance Boots has around 625* optical practices, of which around 185* operate on a franchise basis. Our pharmaceutical wholesale businesses supply medicines, other healthcare products and related services to more than 170,000* pharmacies, doctors, health centres and hospitals from over 370* distribution centres in 21* countries.

*	Figures are approximations as at 31 March 2012 and include associates and joint ventures.

Contacts

Investor Relations:

Rick Hans / Ashish Kohli, Walgreens

+1 847-315-2385 / +1 847-315-3810

Gerald Gradwell, Alliance Boots

+44 (0)207-980-8527 (UK), +1 646-688-1336 (US)

Media Relations:

Michael Polzin, Walgreens

+1 847-372-3502

Yves Romestan / Laura Vergani / Katie Johnson, Alliance Boots

+44 (0)207-980-8585

Steve Lipin / Radina Russell, Brunswick Group

+1 212-333-3810

Walgreens Cautionary Note Regarding Forward-Looking Statements. Statements in this release that are not historical, including, without limitation, estimates of future financial and operating performance, including the amounts and timing of future accretion and synergies, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those relating to our commercial agreement with AmerisourceBergen, the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and Alliance Boots and their possible effects, the Purchase and Option Agreement and other agreements relating to our strategic partnership with Alliance Boots, the arrangements and transactions contemplated thereby and their possible effects, the parties’ ability to realize anticipated synergies and achieve anticipated financial results, the risks associated with transitions in supply arrangements, the risks associated with international business operations, the risks associated with governance and control matters, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised and the financial ramifications thereof, the risks associated with potential equity investments in AmerisourceBergen including whether the warrants to invest in AmerisourceBergen will be exercised and the financial ramifications thereof, changes in vendor, payer and customer relationships and terms, changes in network participation, levels of business with Express Scripts customers, the implementation, operation and growth of our customer loyalty program, changes in economic and market conditions, competition, risks associated with new business areas and activities, risks associated with acquisitions, joint ventures and strategic investments, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters, and changes in legislation or regulations. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of Walgreen Co.’s most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in other documents that Walgreens file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the initial distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

#     #     #     #     #